UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On March 7, 2023, Sir Marc Feldmann, Ph.D. provided notice to the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”) of his resignation as a member of the Board of Directors, effective on the same date (March 7, 2024). Sir Feldmann’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices, or otherwise.

Prior to his resignation, Sir Feldmann served as Co-Executive Chairman of the Company, but did not serve on any committees of the Board of Directors. Sir Feldmann will continue to serve as an employee of one of the Company’s subsidiaries.

(d) Appointment of New Directors

Effective March 7, 2024, the Board of Directors of the Company appointed Omar Jimenez and Ryan L. Smith (collectively, the “Appointees” and the “Appointments”) as members of the Board of Directors (“Board”), which Appointments were effective as of the same date. Mr. Jimenez and Mr. Smith were each appointed as a Class II director, and will serve until the Company’s 2024 Annual Meeting of Stockholders, until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

At the same time, the Board, pursuant to the power provided to the Board by the Company’s Second Amended and Restated Certificate of Incorporation, as amended, set the number of members of the Board at five (5) members.

The Board of Directors determined that each of Messrs. Jimenez and Smith were “independent” pursuant to the rules of the Nasdaq Capital Market and pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and that Mr. Jimenez will be considered the Company’s “audit committee financial expert” pursuant to Section (a)(5) of Item 407 of Regulation S-K.

Messrs. Jimenez and Smith are not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Offer Letters (discussed and described below), and there are no arrangements or understandings between Messrs. Jimenez and Smith and any other person pursuant to which Messrs. Jimenez or Smith were selected to serve as a director of the Company, nor are Messrs. Jimenez or Smith a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Messrs. Jimenez and Smith in connection with their appointments to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Messrs. Jimenez and Smith under the circumstances and to the extent provided for therein, for certain expenses they may be required to pay in connection with certain claims to which they may be made a party by reason of their position as directors of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement, previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-217475), as amended, on April 26, 2017. The Indemnification Agreement will be identical in all material respects to the indemnification agreements entered into with other Company directors.

There are no family relationships between any director or executive officer of the Company, including Messrs. Jimenez and Smith.

Also on March 7, 2024, the Board determined to combine the Strategy and Alternatives Committee and the Risk, Safety and Regulatory Committee into a Strategy and Alternatives, Risk, Safety and Regulatory Committee, which has materially the same responsibilities that the two committees had prior to such combination.

Upon his appointment to the Board, Mr. Jimenez was appointed as a member of the Board’s (a) Compensation Committee; (c) Nominating and Corporate Governance Committee; and (c) Strategy and Alternatives, Risk, Safety and Regulatory Committee, and as Chairperson of the Company’s Audit Committee.

Upon his appointment to the Board, Mr. Smith was appointed as a member of the Board’s (a) Audit Committee; and (b) Strategy and Alternatives, Risk, Safety and Regulatory Committee, and as Chairperson of the Compensation Committee and Nominating and Corporate Governance Committee.

As a result, the Committees of the Board of Directors are currently as follows:

Director Name	Audit Committee	Compensation Committee	Nominating, Corporate Governance Committee	Strategy and Alternatives, Risk, Safety and Regulatory Committee
Lawrence Steinman, M.D. (1)
James N. Woody, M.D., Ph.D.
Blair Jordan (2)	M	M	M	C
Omar Jimenez	C	M	M	M
Ryan Smith	M	C	C	M

(1)	Executive Chairman of the Board of Directors.

(2)	Lead Independent Director.

C	- Chairperson of the Committee.

M	- Member of the Committee.

In connection with Messrs. Jimenez and Smith’s appointments to the Board and on March 4, 2024 and March 5, 2024, respectively, to be effective upon each of their appointments to the Board, the Company entered into an offer letter with each of Messrs. Jimenez and Smith (collectively, the “Offer Letters”). The Offer Letters provide for each of Messrs. Jimenez and Smith to be paid $40,000 per year as an annual retainer fee for serving on the Board; Mr. Jimenez to be paid $10,000 per year for serving as the Chairman of the Audit Committee; and Mr. Smith to be paid $10,000 per year for serving as the Chairman of the Compensation Committee and Nominating and Corporate Governance Committee. The Company agreed to pay each of Messrs. Jimenez and Smith in connection with their appointment to the Board, quarterly in arrears, and pro-rated for partial quarters. Messrs. Jimenez and Smith have the option of receiving half of their compensation in cash and half of their compensation in stock, or alternatively receiving all of their compensation in cash, with half of such cash compensation accrued until such time as the Company raises an aggregate of $1 million from any source (for greater certainty, such sources being cumulative and not discrete), including but not limited to debt and/or equity raises, quasi- equity raises, receipt of insurance proceeds, litigation proceeds, and corporate transactions.

The foregoing summary of the material terms of the Offer Letters is not complete and is qualified in its entirety by reference to the Offer Letters, copies of which are filed herewith as Exhibits 10.1 and 10.2, and incorporated by reference in this Item 5.02.

Biographical information for Messrs. Jimenez and Smith is provided below:

Omar Jimenez, age 62

Mr. Jimenez has served as Chief Financial Officer (Principal Financial/Accounting Officer) and Chief Compliance Officer of Golden Matrix Group, Inc. (GMGI:NASDAQ), an established business-to-business and business-to-consumer gaming technology company operating across multiple international markets, since April 2021. Since February 2020, Mr. Jimenez has also served as Chief Financial Officer and Chief Operating Officer of Alfadan, Inc. a pre-startup that will provide a series of marine specific engines ranging from 450 horsepower (HP) to 1,050 HP when the research and development on such engines is completed. From September 2016 to January 2020 and from January 2016 to January 2020, Mr. Jimenez served as Treasurer and Secretary and Chief Financial Officer and Chief Operating Officer, respectively, of NextPlay Technologies, Inc. (f/k/a Monaker Group, Inc.) (NXTP:NASDAQ), a travel services company. Mr. Jimenez also served as a member of the Board of Directors of NextPlay Technologies, Inc. (then known as Monaker Group, Inc.) from January 2017 to August 2019. Mr. Jimenez has held a variety of senior financial management positions during his career. From May 2009 to January 2016, he served as the founder of MARMEL International, Inc., a company that provides accounting and consulting services. In addition, from June 2004 to May 2009 he served as President and Chief Financial Officer at American Leisure Holdings, Inc. (AMLH:OTC & ALG:AIM), focusing on leisure and business travel, hospitality & hotels, call centers and real estate development. Mr. Jimenez also served from April 2002 to June 2004 as Director of Operations for US Installation Group, Inc., a selling and installation group for The Home Depot, and CFO and VP of Onyx Group, Inc., a conglomerate with 700 employees and annual revenues exceeding $400 million. Mr. Jimenez is a Certified Public Accountant (CPA), Chartered Global Management Accountant (CGMA), Chartered Property Casualty Underwriter (CPCU), a Member of the AICPA and FICPA. Mr. Jimenez holds a B.B.A in Accounting and a B.B.A in Finance from the University of Miami and an M.B.A from Florida International University.

We have concluded that Mr. Jimenez is well qualified to serve on our Board of Directors based upon his significant business and accounting experience, including his public company background and his knowledge in compliance matters.

Ryan L. Smith, Age 41

Since December 2019, Mr. Smith has served as Chief Executive Officer of U.S. Energy Corp. (USEG:NASDAQ)(“U.S. Energy”), an oil and gas company focused on consolidating high-quality producing assets in the United States. Mr. Smith served as Chief Financial Officer of U.S. Energy from May 2017 to June 2023, and has served as a member of the Board of Directors of U.S. Energy since January 2021. Mr. Smith consulted for U.S. Energy from January 2017 to May 2017. Prior to holding that position, Mr. Smith served as Emerald Oil Inc.’s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Emerald Oil Inc. filed for Chapter 11 bankruptcy protection in March 2016 and emerged from bankruptcy in November 2016. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

We have concluded that Mr. Smith is well qualified to serve on our Board of Directors based upon his significant business experience, including his public company background, and experience in public company fund raising.

* * * * *

As a result of the resignation from the Board of Directors of Sir Feldmann (who was not independent), and the appointment of Messrs. Jimenez and Smith to the Board of Directors, as of March 7, 2024, the Company now has a Board of Directors consisting of a majority of independent members (as determined by the rules of Nasdaq), and an Audit Committee; Compensation Committee; and Nominating and Corporate Governance Committee, each consisting of three independent members.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Offer Letter between 180 Life Science Corp. and Omar Jimenez (director) dated March 4, 2024 and effective March 7, 2024
10.2*	Offer Letter between 180 Life Science Corp. and Ryan L. Smith (director) dated March 5, 2024 and effective March 7, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: March 11, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

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